SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 15, 1996 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 15, 1996)

                                  $123,635,854
                                 (Approximate)

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. [LOGO]
                                     Seller

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-3
        PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN MARCH 1996
                               ------------------

    The table on page S-76 of the Prospectus Supplement is hereby replaced in its entirety with the following:

                                                                                                  LIQUIDATION
YEAR OF                                                                                            FREQUENCY      LOSS SEVERITY
ORIGINATION                                                                                     PERCENTAGE (A)   PERCENTAGE (B)
----------------------------------------------------------------------------------------------  ---------------  ---------------
1989..........................................................................................       4.35%           51.52%
1990..........................................................................................       1.35%           25.74%
1991..........................................................................................       0.46%           26.51%
1992..........................................................................................       0.17%           28.00%
1993..........................................................................................       0.05%           19.43%
1994..........................................................................................       0.00%            0.00%
1995..........................................................................................       0.00%            0.00%

-------------
(a) The liquidation frequency percentage is determined by dividing the original principal balance of liquidated 15 Year Mortgage Loans originated during such year by the original principal balance of 15 Year Mortgage Loans originated during such year.

(b) The loss severity percentage is determined by dividing the amount of losses resulting from liquidated 15 Year Mortgage Loans originated during such year by the original principal balance of liquidated 15 Year Mortgage Loans originated during such year.

                           --------------------------

                            BEAR, STEARNS & CO. INC.

                               FEBRUARY 23, 1996